                              EMPLOYMENT AGREEMENT             EXHIBIT 10.11

          THIS EMPLOYMENT AGREEMENT is made effective as of this 8th day of August, 1997, by and between Imperial Commercial Capital Corporation, a California corporation ("Employer"), and William D. Endresen, an individual ("Employee"), with reference to the following facts:

                                 R E C I T A L S
                                 ---------------

          WHEREAS, Employee is knowledgeable of and skillful in Employer's business, which includes, but is not limited to, originating, purchasing and selling or securitizing commercial mortgages and performing operations as the conduit operations for affiliates and/or related entities of Employer as described in Attachment A hereto (the "Business");

          WHEREAS, Employer believes that Employee will be an integral part of its management and is and will become more knowledgeable of and be in part responsible for developing the Business;

          WHEREAS, Employee possesses extensive management experience and knowledge regarding the Business, including confidential information concerning service marketing plans and strategy, business plans and projections and the formulas and models pertaining thereto, customer needs and peculiarities, finances, operations, billing methods and customer lists and detailed information (the "Trade Secrets");

          WHEREAS, in order to induce Employer to enter into this Employment Agreement and to perform its obligations hereunder, Employee agrees not to compete with Employer or use any Trade Secrets or other confidential and/or proprietary business information regarding the Business of Employer, its affiliates and/or related entities (as more specifically described in Attachment
A) to the detriment of Employer during the term of this Agreement and thereafter;

          WHEREAS, Employer desires that Employee be employed as President of Employer;

          WHEREAS, Employee is willing to be employed by Employer and provide services to Employer and any affiliates or related entities of Employer (as more fully described in Attachment A) under the terms and conditions herein stated.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, it is hereby agreed by and between the parties hereto as follows:

      1.  Employment, Services, and Duties.
          --------------------------------

          1.1 Employer hereby employs Employee and Employee hereby accepts such employment full-time (subject to those exceptions, if any, set forth below) as President of Employer, with the powers and duties consistent with such position. Employee agrees to devote one hundred percent (100%) of all working hours to rendering the services on behalf of Employer and/or its affiliates or related entities (as described in Attachment A hereto). Employee shall render his services to Employer by and subject to the instructions and directions of Employer's Board of Directors to whom Employee shall directly report.

          1.2 Employee acknowledges and agrees that Employee will be required by Employer to devote as much time as reasonably necessary to perform functions for Employer's related entities and/or affiliates (as set forth in Attachment A) and that such services are to be performed pursuant to and consistent with Employee's duties and obligations under this Agreement.

      2.  Term and Termination.
          --------------------

          2.1 Unless sooner terminated pursuant to Paragraph 2.2 hereof, Employee's employment shall continue for a period of five (5) years from the date of this Agreement ("Employment Date") unless extended by the mutual written agreement of Employer and Employee.

          2.2 Employee's employment shall terminate prior to the expiration of the term set forth in Section 2.1 above upon the happening of any of the following events:

               (a) Voluntary termination by Employee which is not subject to
     Section 2.2(h) herein;

               (b) Death of Employee;

               (c) Dissolution or termination of Employer;

               (d) The voluntary or involuntary bankruptcy of Employer;

               (e) For cause if any of the following occurs:

                   (i) Employee is convicted of (or pleads nolo contendere to), or at any time prior to employment by Employer, has been convicted of (or pled nolo contendere to) a crime of dishonesty or breach of trust or crime leading to incarceration of more than ninety (90) days (including, without limitation, embezzlement or theft from Employer) or the payment of a penalty or fine of $10,000 or more;

                   (ii) Employer determines that Employee's performance is not satisfactory or that Employee has engaged in misconduct, negligence or neglect in the performance of Employee's duties under this Agreement;

                   (iii) Employee has materially breached any of the terms of this Agreement or any other material legal obligation to Employer including, without limitation, a breach of trust or fiduciary duty owed to Employer or a material violation of Employer's policies or procedures; or

                   (iv) Any determination of "cause" as used in this Section 2.2(e) shall be made only in good faith by an affirmative majority vote of the Board of Directors (not counting Employee, if a director) of the Employer;

               (f) By mutual agreement between Employer and Employee;

               (g) Upon the good faith determination of the Board of Directors of Employer that Employee has become so physically or mentally disabled as to be incapable of satisfactorily performing his duties hereunder for a period of ninety (90) consecutive days, such determination based upon a certificate as to such physical or mental disability issued by a licensed physician and/or psychiatrist (as the case may be) employed by the Employer;

               (h) Without cause by Employer. Employee may elect by notice to Employer to treat the following acts or omissions by Employer as a "termination without cause":

                   (i) With respect to acts or omissions other than those specifically stated in this Paragraph (h), if Employer does not substantially comply with its payment obligations under this Agreement and such failure is not be corrected within ten (10) business days after delivery of notice to Employer of the facts upon which Employee basis his claim of such non-compliance; or

                   (ii) A charge of material breach by Employer under Section 2.2(e) hereof which is determined by a final judgment made without adequate basis in law or fact.

          2.3 Except as set forth in Sections 4, 5, 6 and 7 herein, in the event that Employee's employment is terminated pursuant to Sections 2.2(a), (b), (c),
(d), (e), (f) or (g) herein, neither Employer nor Employee shall have any remaining duties or obligations hereunder, except that Employer shall pay to Employee, or his representatives, on the date of termination of employment ("Termination Date") the following:

               (a) Such compensation as is due pursuant to Section 3.1(a) herein, prorated through the Termination Date; and

               (b) Any expense reimbursements due and owing to Employee as of the Termination Date.

          2.4 Except as set forth in Sections 4, 5, 6 and 7 herein, in the event that Employee's employment is terminated pursuant to Section 2.2(h) herein, neither Employer nor Employee shall have any remaining duties or obligations hereunder, except that Employer shall pay to Employee, or his representatives, on the Termination Date the following:

               (a) All such compensation as is due pursuant to Section 3.1(a) for a period of one year following the Termination Date;

               (b) Any bonus or incentive compensation to which Employee is entitled as provided for by any plan for the year of termination, prorated through the Termination Date, provided that, if such bonus or incentive compensation is discretionary in amount, Employee shall receive a payment at least equal to the last previous payment made to Employee, if any, for the previous year prorated to the Termination Date; and

               (c) Any expense reimbursements due and owing to Employee as of the Termination Date.

          2.6  This Agreement shall not be terminated by any:

               (a) Merger, whether or not Employer is the surviving entity; or

               (b) Transfer of all or substantially all of the assets of Employer.

          2.7 In the event of any merger, transfer of assets, dissolution, liquidation, or consolidation, the surviving corporation or transferee, as the case may be, shall be bound by and shall have the benefits of this Agreement, and the Employer shall take all action to ensure that such corporation or transferee is bound by the provisions of this Agreement.

      3.  Compensation.
          ------------

          3.1 As the total consideration for Employee's services rendered hereunder, Employee shall be entitled to the following:

               (a) A salary of One Hundred Twenty Thousand Dollars ($120,000) per year ("Salary"), payable in equal installments twice monthly on those days when Employer normally pays its employees. The Salary shall (i) be subject to an annual review and upward adjustment or no adjustment in the sole discretion of Employer, and (ii) be adjusted upward by at least the minimum increase, if any, in the cost of living in an amount obtained by multiplying the referenced salary (as adjusted, if applicable) by the percentage by which the level of the Consumer Price Index in the Los Angeles Metropolitan Area, as provided for the last day of such annual period by the Bureau of Labor Statistics of the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, Urban Wage Earners and Clerical Workers, Los Angeles - Long Beach - Anaheim Metropolitan Area, All Items (1967=100) has increased over its level as of the later of: (A) the date hereof; or (B) the date of the previous automatic adjustment pursuant to this Section 3.1(a);

               (b) Those bonuses as set forth in Attachment B hereto, said bonuses, if any, to be paid to Employee as set forth therein;

               (c) Reimbursement for reasonable and necessary business and entertainment expenses incurred by Employee in connection with the performance of Employee's duties hereunder. In the event that any federal, state or local government agency or authority determines to disallow any such expenses which are reimbursed to Employee, Employee agrees, to the extent that such determination involves the Employee. to reimburse Employer as follows:

                   (i) for all costs in disputing such action, including reasonable attorney's fees; and

                   (ii) for all taxes and penalties incurred by Employer in connection with such action.

               (d) Employee shall be entitled to four (4) weeks vacation time each year without loss of compensation. Employee may be absent from his employment only at such times as Employer shall determine from time to time. Employee's vacation shall be governed by Employer's usual policies applicable to all employees;

               (e) Employer agrees to provide Employee with insurance coverage and other benefits available to all employees of Employer under its group plans; and

               (f) Such other benefits as the Board of Directors of Employer, in its sole discretion, may from time to time provide.

          3.2 Employer shall have the right to deduct from the compensation due to Employee hereunder any and all sums required for social security and withholding taxes and for any other federal, state, or local tax or charge which may be in effect or hereafter enacted or required as a charge on the compensation of Employee.

      4.  Non-Competition.
          ---------------

          4.1 At all times during Employee's employment hereunder, and for a period of one (1) year from the date of the termination of Employee's employment, if Employee's employment is terminated pursuant to Section 2.2(a) or
            --
2.2(d) hereof, Employee shall not, directly or indirectly, engage or participate in, prepare or set up, assist or have any interest in any person, partnership, corporation, firm, association, or other business organization, entity or enterprise (whether as an employee, officer, director, agent, security holder, creditor, consultant or otherwise) that engages in any activity in those geographic areas where Employer conducts the Business, which activity is the same as, similar to, or competitive with any activity now engaged in by Employer or its affiliates and/or related entities (see Attachment A) or in any way relating to the Business.

          4.2 Nothing contained in this Agreement shall be deemed to preclude Employee from purchasing or owning, directly or beneficially, as a passive investment, less than ten percent (10%) of any class of a publicly traded securities or any corporation so long as Employee does not actively participate in or control, directly or indirectly, any investment or other decisions with respect to such corporation.

      5.  Confidentiality.  Employee shall keep all Trade Secrets and other
          ---------------
confidential or proprietary information of Employer and its affiliates and/or related entities and shall use such information only in the course of performing Employee's duties hereunder. Employee shall maintain in trust all such Trade Secret or other confidential or proprietary information, as Employer's property, including, but not limited to, all documents concerning Employer's Business, including Employee's work papers, telephone directories, customer information and notes, and any and all copies thereof in Employee's possession or under Employee's control. Upon cessation of Employee's employment with Employer, for any reason, or upon request by Employer, Employee shall transfer to Employer all such documents belonging to Employer, including any and all copies in Employee's possession or under Employee's control.

      6.  Injunctive Relief.  Employee hereby acknowledges and agrees that it
          -----------------
would be difficult to fully compensate Employer for damages resulting from a breach or threatened breach of Sections 4 and 5 of this Agreement and, accordingly, that Employer shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such Sections without the necessity of proving actual damages in connection therewith. This provision with respect to injunctive relief shall not, however, diminish Employer's right to claim and recover damages or enforce any other of its legal and/or equitable rights or defenses.

      7.  Copies of Agreement.  Employee authorizes Employer to send a copy of
          -------------------
this Agreement to any and all future employers which Employee may have, and to any and all persons, firms, and corporations, with whom Employee may become affiliated in a business or commercial enterprise, and to inform any and all such employers, persons, firms or corporations that Employer intends to exercise its legal rights should Employee breach the terms of this Agreement or should another party induce a breach on Employee's part.

      8.  Severable Provisions.  The provisions of this Agreement are severable
          --------------------
and if any one or more provisions is determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

     9.  Reference Provision.
         -------------------

         9.1 Each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to the Agreement gives written notice to the other that a controversy, dispute or claim exists), will be settled by binding arbitration in Orange County, California in accordance with the provisions of the American Arbitration Association, which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim, and the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court of Orange County (the "Court"). Any decision rendered by the arbitrator and such arbitration will be final, binding and conclusive and judgment shall be entered pursuant to Code of Civil Procedure Section 644 in any court in the State of California having jurisdiction.

         9.2 Except as expressly set forth in this Agreement, the arbitrator shall determine the manner in which the proceeding is conducted, including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the proceeding. All proceedings and hearings conducted before the arbitrator, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the arbitrator. The party making such a request shall have the obligation to arrange for any pay for the court reporter. The costs of the court reporter shall be borne equally by the parties.

         9.3 The arbitrator shall be required to be determine in all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The arbitrator shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The arbitrator shall issue a single judgement at the close of the proceeding which shall dispose of all of the claims of the parties that are the subject of the proceeding. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgement entered by the arbitrator. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a proceeding governed under this provision.

     10. Binding Agreement.  This Agreement shall inure to the benefit of and
         -----------------
shall be binding upon Employer, its successors and assigns.

     11. Captions.  The Section herein captions are inserted only as a matter
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of convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

     12. Entire Agreement.  This Agreement contains the entire agreement of the
         ----------------
parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth otherwise herein. This Agreement supersedes any and all prior agreements, written or oral, with Employer. Any such prior agreements are hereby terminated and of no further effect and Employee by the execution hereof agrees that any compensation provided for under any such prior agreement(s) is specifically superseded and replaced by the provision of this Agreement. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto and unless such writing is made by an executive officer of Employer. The parties hereto agree that in no event shall an oral modification of this Agreement be enforceable or valid.

     13. Governing Law.  This Agreement is and shall be governed and construed
         -------------
in accordance with the laws of the State of California.

     14. Notice.  All notices and other communications under this Agreement
         ------
shall be in writing (including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand or by a nationally recognized courier service guaranteeing overnight delivery to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):

          If to Employer:

          Imperial Commercial Capital Corporation
          1 Park Plaza, Suite 430
          Irvine, California 92614
          Telephone:  (714) 477-9100
          Facsimile:  (714) 477-9400
          Attention:  Richard J. Johnson
                      Chief Financial Officer

          With a copy to:

          Freshman, Marantz, Orlanski, Cooper & Klein
          9100 Wilshire Boulevard
          Eighth Floor-East Tower
          Beverly Hills, CA 90212
          Telephone:  (310) 273-1870
          Facsimile:  (310) 274-8293
          Attention:  Thomas J. Poletti, Esq.

          If to Employee:

          William D. Endresen
          Imperial Commercial Capital Corporation
          1 Park Plaza, Suite 430
          Irvine, California 92614
          Telephone:  (714) 477-9100
          Facsimile:  (714) 477-9400

     15.  Attorney's Fees.  In the event that any party shall bring an action or
          ---------------
proceeding in connection with the performance, breach or interpretation hereof, then the prevailing party in such action as determined by the court or other body having jurisdiction shall be entitled to recover from the losing party in such action, as determined by the court or other body having jurisdiction, all reasonable costs and expense of litigation or arbitration, including reasonable attorney's fees, court costs, costs of investigation and other costs reasonably related to such proceeding.

     IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

                         "EMPLOYER"

                         IMPERIAL COMMERCIAL CAPITAL CORPORATION
                         a California corporation



                         By: /s/ William S. Ashmore
                             -------------------------------------
                             Name:
                             Title:


                         "EMPLOYEE"


                             /s/ William D. Endresen
                             -------------------------------------
                             William D. Endresen

                                 ATTACHMENT A
                                 ------------


                  EMPLOYER AFFILIATES AND/OR RELATED ENTITIES
                  -------------------------------------------

     Employee acknowledges and understands that Employee may be requested by Employer to devote some or all of Employee's time and effort during the term of employment pursuant to this Agreement to the businesses of Employer's affiliates and/or related entities pursuant to certain agreements between and among Employer and such affiliates and/or related entities. Said affiliates or related entities include the following:

     IMH Commercial Holdings, Inc.
     RAI Advisors, LLC
     Imperial Credit Mortgage Holdings, Inc.
     ICI Funding Corporation

     Employees further understands and acknowledges that, pursuant to this Agreement, Employee may be directed by Employer to provide services to additional real estate investment trusts or other entities which Employer establishes or with which Employer affiliates or becomes related and for which there exists an agreement with Employer or any of the above entities to provide such services.

     Employee understands and acknowledges that Employee's obligations under the Agreement, including, but not limited to, Employee's duties under Sections 4 and 5 thereof, shall apply and extend to Employee's knowledge of the business of Employer's affiliates and/or related entities and any Trade Secret or other confidential or proprietary information relating to same.


Acknowledged and Agreed:

Date:  August 8, 1997



       /s/ William D. Endresen
       ------------------------
       William D. Endresen

                                 ATTACHMENT B
                                 ------------


                                BONUS SCHEDULE
                                --------------



1.   Car Allowance:  $5,000 per year

2. Annual Bonus to be determined by the Chief Executive Officer of the Company.